EXHIBIT 99.3


                       AMENDMENT NO. 2 TO CREDIT AGREEMENT


         This Amendment No. 2 (this "Amendment") is entered into as of September 27, 2002 by and among General Mills, Inc., a Delaware corporation (the "Company"), the several financial institutions party hereto (collectively, the "Banks"; individually, a "Bank"), JPMorgan Chase Bank (as successor in interest to Morgan Guaranty Trust Company of New York), as Administrative Agent, Citibank, N.A., as Syndication Agent, and UBS AG, Stamford Branch and Deutsche Bank AG New York Branch, as Co-Documentation Agents.

                                    RECITALS

         A. The Company, the Agents and the Banks are party to that certain 364-Day Credit Agreement dated as of October 30, 2001 (as amended the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

         B. The Company, the Agents and the Banks wish to amend the Credit Agreement on the terms and conditions set forth below.

         Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

                  1. Amendment to Credit Agreement. Upon the "Effective Date" (as defined below), the Credit Agreement shall be amended as follows:

                           (a) The definition of "Revolving Termination Date" set forth in Section 1.01 of the Credit Agreement shall be amended by deleting the date "October 29, 2002" set forth in clause (a) thereof and replacing such date with the date "January 31, 2003."

                           (b) Section 2.08(a) of the Credit Agreement shall be amended by inserting the following proviso at the end of such Section:

                                    ; provided further that any Loan which is
                  outstanding on December 31, 2002 shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, plus the Applicable Margin, plus 0.40% for a period of (i) if such Loan is outstanding for the seven days from and including December 31, 2002, such seven days or (ii) if such Loan is not outstanding for such seven day period, for the period (not to exceed seven days) during which such Loan is outstanding, including first successive days from and after December 30, 2002 during which such Loan is outstanding and then (to the extent necessary to reach seven days (or such lesser number of days during which such Loan is outstanding) in the aggregate) including in reverse chronological order days from and including December 29, 2002 during which such Loan is outstanding.

                  2. Representations and Warranties of the Company. The Company represents and warrants that:

                           (a) The Company has the requisite power and authority and legal right to execute and deliver this Amendment and to perform its Obligations hereunder. The execution and delivery by the Company of this Amendment and the performance of its Obligations hereunder have been duly authorized by all necessary corporate action, and this Amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar law affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability;

                           (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and

                           (c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

                  3. Effective Date. Section 1 of this Amendment shall become effective upon receipt by the Administrative Agent of all of the following, in form and substance satisfactory to the Administrative Agent and each Bank and in sufficient copies for the Administrative Agent and each Bank:

                           (a) this Amendment executed by the Company, each Agent and each Bank;

                           (b) copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Amendment, certified as of the date hereof by the Secretary or an Assistant Secretary of the Company;

                           (c) A certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform this Amendment and certifying that the articles or certificate of incorporation and by-laws of the Company are in full force and effect and have not been amended since the Closing Date;

                           (d) A good standing certificate for the Company from the Secretary of State of its state of incorporation by facsimile, dated the date hereof;

                           (e) An opinion of Elizabeth Wittenberg, Assistant General Counsel of the Company, addressed to the Agents and the Banks, in form and substance satisfactory to the Administrative Agent;

                           (f) A certificate signed by a Responsible Officer, dated as the date hereof, stating that the representations and warranties contained in Article 5 of the Credit Agreement are true and correct on and as of such date, as though made on and as of such date; and no Default or Event of Default exists; and

                           (g) such other approvals, opinions, documents or materials as the Administrative Agent or any Bank may reasonably request.

                  4. Reference to and Effect Upon the Credit Agreement.

                           (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                           (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or Bank under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

                  5. Costs and Expenses. The Company hereby affirms its obligation under Section 10.4 of the Credit Agreement to pay or reimburse Morgan (including in its capacity as Administrative Agent) within fifteen Business Days after demand (subject to Section 4.01(e) of the Credit Agreement) for all reasonable, demonstrable costs and out-of-pocket expenses incurred by Morgan (including in its capacity as Administrative Agent) in connection with the development, preparation, delivery and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), the Credit Agreement, any Loan Document and any other documents prepared in connection therewith, including but not limited to this Amendment, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by Morgan.

                  6. GOVERNING LAW AND JURISDICTION.

                           (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND
         CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENTS AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                           (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENTS AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENTS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE

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         LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH
         IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENTS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

                  7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

                  8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                            [signature pages follow]

                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                     GENERAL MILLS, INC.


                                     By: /s/ David VanBenschoten
                                         ---------------------------------------
                                     Title: Vice President, Treasurer


                                     JPMORGAN CHASE BANK,
                                     as Administrative Agent and as a Bank


                                     By: /s/ B.B. Wuthrich
                                         ---------------------------------------
                                     Title: Vice President


                                     CITIBANK, N.A.,
                                     as Syndication Agent


                                     By: /s/ Anita J. Brickell
                                         ---------------------------------------
                                     Name: Anita J. Brickell
                                           -------------------------------------
                                     Title: Vice President
                                            ------------------------------------


                                     UBS AG, STAMFORD BRANCH, as Co-
                                     Documentation Agent and as a Bank


                                     By: /s/ Patricia O'Kicki
                                         ---------------------------------------
                                     Name: Patricia O'Kicki
                                           -------------------------------------
                                     Title: Director Banking Products Services
                                            ------------------------------------

                                     By: /s/ Wilfred V. Saint
                                         ---------------------------------------
                                     Name: Wilfred V. Saint
                                           -------------------------------------
                                     Title: Associate Director
                                            ------------------------------------



  [Signature Page to Amendment No. 2 to 364-Day General Mills Credit Agreement]

                                     DEUTSCHE BANK AG NEW YORK BRANCH,
                                     as Co-Documentation Agent and as a Bank


                                     By: /s/ William W. McGinty
                                         ---------------------------------------
                                     Name: William W. McGinty
                                           -------------------------------------
                                     Title: Director
                                            ------------------------------------

                                     By: /s/ Thomas A. Foley
                                         ---------------------------------------
                                     Name: Thomas A. Foley
                                           -------------------------------------
                                     Title: Vice President
                                            ------------------------------------


                                     CITICORP USA, INC.,
                                     as a Bank


                                     By: /s/ Mary O'Connell
                                         ---------------------------------------
                                     Title: Director
                                            ------------------------------------


                                     BANK OF AMERICA, N.A.,
                                     as a Bank


                                     By: /s/ David L. Cartherall
                                         ---------------------------------------
                                     Title: Vice President
                                            ------------------------------------


                                     BARCLAYS BANK PLC,
                                     as a Bank


                                     By: /s/ Douglas Bernegger
                                         ---------------------------------------
                                     Title:
                                            ------------------------------------


                                     CREDIT SUISSE FIRST BOSTON,
                                     as a Bank


                                     By: /s/ Karl Studer
                                         ---------------------------------------
                                     Title: Director
                                            ------------------------------------

                                     By: /s/ Albert Heer
                                         ---------------------------------------
                                     Title: Vice President
                                            ------------------------------------



  [Signature Page to Amendment No. 2 to 364-Day General Mills Credit Agreement]

                                     AIB INTERNATIONAL FINANCE,
                                     as a Bank


                                     By: /s/ Grace Gilligan
                                         ---------------------------------------
                                     Title: Manager
                                            ------------------------------------

                                     By: /s/ Peter L. Nugent
                                         ---------------------------------------
                                     Title: Director
                                            ------------------------------------


                                     BANCA NAZIONALE DEL LAVORO, SPA
                                     as a Bank


                                     By: /s/ Francesco Di Mario
                                         ---------------------------------------
                                     Title: Vice President
                                            ------------------------------------

                                     By: /s/ Leonardo Valentini
                                         ---------------------------------------
                                     Title: First Vice President
                                            ------------------------------------


                                     BANQUE ET CAJSSE D'EPARGNE,
                                     as a Bank


                                     By: /s/ John Dhur
                                         ---------------------------------------
                                     Title: Senior Vice-President
                                            ------------------------------------

                                     By: /s/ Luc Hieronimy
                                         ---------------------------------------
                                     Title: Chief adjoint du Service, Financial
                                            Institutions
                                            ------------------------------------


                                     MIZUHO CORPORATE BANK, LTD. As
                                     Successor to DAI-ICHI KANGYO BANK,
                                     as a Bank


                                     By: /s/ Peter L. Chinnici
                                         ---------------------------------------
                                     Title: Senior Vice President & Group Head
                                            ------------------------------------


                                     FARM CREDIT BANK OF WICHITA,
                                     as a Bank


                                     By: /s/ Patrick Zeka
                                         ---------------------------------------
                                     Title: Vice President
                                            ------------------------------------



  [Signature Page to Amendment No. 2 to 364-Day General Mills Credit Agreement]

                                     FARM CREDIT SERVICES OF AMERICA, PCA,
                                     as a Bank


                                     By: /s/ Steve L. Moore
                                         ---------------------------------------
                                     Title: Vice President
                                            ------------------------------------


                                     SUMITOMO MITSUI BANKING
                                     CORPORATION,
                                     as a Bank


                                     By: /s/ Edward D. Henderson, Jr.
                                         ---------------------------------------
                                     Title: Joint General Manager
                                            ------------------------------------

                                     UFJ BANK LIMITED,
                                     as a Bank


                                     By: /s/ Lee E. Prewitt
                                         ---------------------------------------
                                     Title: Vice President
                                            ------------------------------------



  [Signature Page to Amendment No. 2 to 364-Day General Mills Credit Agreement]